BWX Technologies Reports Fourth Quarter and Full-Year 2021 Results
•Generates 4Q21 EPS of $1.26 (GAAP), $0.95 (non-GAAP); up 83% and 28%, respectively vs. 4Q20
•Reports 2021 EPS of $3.24 (GAAP), $3.06 (non-GAAP); up 11% and 1%, respectively vs. 2020
•Produces 4Q21 adjusted EBITDA of $123 million, full-year 2021 adjusted EBITDA of $418 million
•Announces consolidation of three reporting business segments into two: Government Operations and Commercial Operations
•Reiterates 2022 non-GAAP EPS outlook and provides additional 2022 guidance including:
◦Consolidated revenue and adjusted EBITDA growth of 3% to 4%
◦Non-GAAP EPS range of $3.05 to $3.25
◦Cash from operations of $260 million to $290 million
Lynchburg, VA - Feb. 22, 2022 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported fourth quarter 2021 revenue of $592 million, a 6% increase compared with $557 million in the fourth quarter 2020. GAAP net income for the fourth quarter 2021 was $117 million, or $1.26 per diluted share, compared with GAAP net income of $65.7 million, or $0.69 per diluted share, in the prior-year period. Non-GAAP net income for the fourth quarter 2021 was $88.2 million, or $0.95 per diluted share, compared with non-GAAP net income of $70.9 million, or $0.74 per diluted share, in the prior-year period.
Full-year 2021 revenue was over $2.1 billion, a slight increase compared with 2020 revenue. GAAP net income in 2021 was $306 million, or $3.24 per diluted share, compared with GAAP net income of $279 million, or $2.91 per diluted share, in 2020. Non-GAAP net income in 2021 was $289 million, or $3.06 per diluted share, compared with non-GAAP net income of $290 million, or $3.03 per diluted share, in 2020. A reconciliation of non-GAAP results is detailed in Exhibit 1.
“Despite business challenges, including persistence of the pandemic, we delivered another year of solid earnings and set the table for further expansion of the business,” said Rex D. Geveden, president and chief executive officer. “Although we reported at the lower end of our initial range, 2021 was marked by several key milestone achievements. BWXT secured a new sole-source nuclear materials contract, won and began transition of a new flagship contract for the Department of Energy nuclear restoration project at Savannah River, strengthened our beachhead in therapeutic radiopharmaceuticals, and continued to mature new technology and designs for microreactor programs.”
“We expect to build on these successes in 2022 to deliver the medium-term financial targets set forth at our recent Investor Day. Additionally, we are announcing a new organization of our reporting segments to reflect the way we are running the business, which we expect to result in meaningful strategic and cost synergies."

"We remain focused on driving our multi-faceted growth strategy by using nuclear technology to solve some of our customers' most challenging problems through two distinct customer-based reporting segments: Government Operations and Commercial Operations,” said Geveden.

Segment Results
Nuclear Operations Group (NOG) segment revenue was $453 million for the fourth quarter 2021, a 6% increase from the prior-year period, driven by higher long-lead material production and labor volume. Full-year 2021 segment revenue was over $1.6 billion, a 1% decrease compared with 2020 revenue, as a result of higher labor volume and higher naval nuclear fuel and uranium downblending, which was more than offset by lower long-lead material production.
NOG operating income was $85.8 million in the fourth quarter 2021, a 6% increase compared with the prior-year period, primarily driven by higher revenue. Full-year segment operating income was $309 million, a 5% decrease compared with the prior year, primarily driven by less government-reimbursed pension costs and negative operational efficiency impacts related to COVID-19 resulting in lower levels of net favorable contract adjustments. Fourth quarter and full-year 2021 segment operating margins were 18.9% and 19.0%, respectively.
Nuclear Power Group (NPG) segment revenue was $114 million for the fourth quarter 2021, a 7% increase from the prior-year period, driven by higher fuel production and fuel handling, higher nuclear power field service activity and higher nuclear medicine demand, partially offset by lower component manufacturing volume. Full-year segment revenue was $407 million, a 10% increase compared with the prior year, driven by higher fuel production and fuel handling, higher nuclear power field service activity and higher nuclear medicine demand, partially offset by lower component manufacturing volume.
NPG fourth quarter GAAP and non-GAAP operating income was $22.4 million and $23.0 million, respectively, both a 70% respective increase compared with the prior-year period, driven primarily by increased revenue, partially offset by a reduction in funds received under the CEWS program to offset incurred expenses related to the headwinds created by the pandemic. Full-year 2021 segment GAAP and non-GAAP operating income was $52.5 million and $53.5 million, respectively, a 1% increase and a 1% decrease, respectively, compared with the prior year, driven primarily by a reduction in funds received in under the CEWS program to offset expenses incurred due to the pandemic, nearly offset by increased operating income associated with higher revenue. Fourth quarter and full-year 2021 GAAP segment operating margins were 19.6% and 12.9%, respectively. Fourth quarter and full-year 2021 non-GAAP segment operating margins were 20.1% and 13.1%, respectively.
Nuclear Services Group (NSG) segment operating income was $6.1 million in the fourth quarter 2021, compared with $8.4 million of operating income for the fourth quarter 2020 primarily driven by lower contract fees and higher costs. Full-year 2021 segment operating income was $27.9 million, compared with $26.4 million GAAP operating income and $27.4 million non-GAAP operating income in the prior year, a 6% and 2% respective increase, driven by better contract performance and lower costs that were offset by higher business development expense and lower income from completed contracts.
Beginning in the first quarter 2022, our reportable segments will be Government Operations and Commercial Operations to reflect the manner in which resources will be allocated and operating performance will be assessed going forward. Government Operations includes the legacy Nuclear Operations and Nuclear Services Groups, while Commercial Operations includes the legacy Nuclear Power Group. New segment financial information for 2020 and 2021 is detailed in Exhibit 2.

Cash and Capital Returned to Shareholders
The Company generated $160 million of cash from operating activities in the fourth quarter 2021, compared with $48.3 million of cash generated from operating activities in the prior-year period, which did not include an $88.7 million cash receipt typically received at year-end which was received on January 4, 2021. The Company generated $386 million of cash from operating activities for the full year 2021. The Company’s cash balance, net of restricted cash, was $34 million at the end of the year.
The Company returned $59.4 million to shareholders during the fourth quarter 2021, bringing the total to $305 million of cash returned for the full year, including $226 million in share repurchases and $79.7 million in dividends. As of December 31, 2021, total remaining share repurchase authorization was $418 million.
On February 18, 2022, the BWXT Board of Directors declared a quarterly cash dividend of $0.22 per common share, an increase from the prior quarterly cash dividend. The dividend will be payable on March 29, 2022, to shareholders of record on March 10, 2022.
2022 Guidance
•Revenue up 3% to 4% vs. 2021
•Adjusted EBITDA up 3% to 4% vs. 2021
•Non-GAAP EPS range of $3.05 to $3.25
•Cash from operations of $260 million to $290 million
•Capital expenditures of $180 million to $200 million
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Fourth Quarter and Full Year 2021 Results
Date:            Tuesday, February 22, 2022, at 5:00 p.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/q42021-release
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, and planned changes to such segments in 2022, including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2022 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the impact of COVID-19 on our business and our employees, contractors, suppliers, customers and other partners and their business activities; the extent to which the length and severity of the COVID-19 health crisis exceeds our current expectations; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2021. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Virginia, BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,600 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXT and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Non-GAAP

Operating Income	$102.2	$—	$2.4	$104.6
Other Income (Expense)	44.9	(39.6)	—	5.3
Provision for Income Taxes	(30.2)	9.1	(0.6)	(21.7)
Net Income	116.9	(30.5)	1.8	88.2
Net Income Attributable to Noncontrolling Interest	(0.0)	—	—	(0.0)
Net Income Attributable to BWXT	$116.9	$(30.5)	$1.8	$88.2

Diluted Shares Outstanding	92.5			92.5
Diluted Earnings per Common Share	$1.26	$(0.33)	$0.02	$0.95

Effective Tax Rate	20.5%			19.8%

NPG Operating Income	$22.4		$0.6	$23.0
Unallocated Corporate Operating Income	$(7.1)		$1.8	$(5.3)

Three Months Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Non-GAAP

Operating Income	$89.1	$—	$0.4	$0.2	$89.6
Other Income (Expense)	(1.3)	6.4	—	—	5.1
Provision for Income Taxes	(21.8)	(1.6)	(0.1)	(0.0)	(23.5)
Net Income	66.0	4.8	0.3	0.2	71.2
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	(0.2)
Net Income Attributable to BWXT	$65.7	$4.8	$0.3	$0.2	$70.9

Diluted Shares Outstanding	95.8				95.8
Diluted Earnings per Common Share	$0.69	$0.05	$0.00	$0.00	$0.74

Effective Tax Rate	24.8%				24.8%

NPG Operating Income	$13.2		$0.4		$13.6

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated With Early Bond Redemption	Non-GAAP

Operating Income	$345.8	$—	$3.1	$—	$349.0
Other Income (Expense)	49.9	(39.6)	—	15.0	25.3
Provision for Income Taxes	(89.4)	9.1	(0.8)	(3.5)	(84.6)
Net Income	306.3	(30.5)	2.4	11.5	289.6
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	(0.4)
Net Income Attributable to BWXT	$305.9	$(30.5)	$2.4	$11.5	289.2

Diluted Shares Outstanding	94.5				94.5
Diluted Earnings per Common Share	$3.24	$(0.32)	$0.03	$0.12	$3.06

Effective Tax Rate	22.6%				22.6%

NOG Operating Income	$308.6		$0.2		$308.8
NPG Operating Income	$52.5		$0.9		$53.5
Unallocated Corporate Operating Income	$(18.9)		$2.1		$(16.9)

Year Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Debt Issuance Costs	One-time Franchise Tax Audit Expense	Non-GAAP

Operating Income	$358.6	$—	$2.3	$2.9	$—	$2.6	$366.3
Other Income (Expense)	3.6	6.4	—	—	0.5	—	10.5
Provision for Income Taxes	(83.0)	(1.6)	(0.6)	(0.7)	(0.1)	(0.6)	(86.5)
Net Income	279.2	4.8	1.7	2.2	0.4	2.0	290.3
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	—	—	(0.5)
Net Income Attributable to BWXT	$278.7	$4.8	$1.7	$2.2	$0.4	$2.0	289.8

Diluted Shares Outstanding	95.7						95.7
Diluted Earnings per Common Share	$2.91	$0.05	$0.02	$0.02	$0.00	$0.02	$3.03

Effective Tax Rate	22.9%						23.0%

NPG Operating Income	$52.0		$2.3				$54.2
NSG Operating Income	$26.4			$1.0			$27.4

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)
BWX TECHNOLOGIES, INC.
RECONCILIATION OF EBITDA(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Non-GAAP

Net Income	$116.9	$(30.5)	$1.8	$88.2
Provision for Income Taxes	30.2	(9.1)	0.6	21.7
Other - net	(51.9)	39.6	—	(12.3)
Interest Income	(0.0)	—	—	—
Interest Expense	7.0	—	—	7.0
Depreciation & Amortization	18.6	—	—	$18.6

Adjusted EBITDA	$120.8	$—	$2.4	$123.2

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated With Early Bond Redemption	Non-GAAP

Net Income	$306.3	$(30.5)	$2.4	$11.5	$289.6
Provision for Income Taxes	89.4	(9.1)	0.8	3.5	84.6
Other - net	(85.2)	39.6	—	(10.8)	(56.4)
Interest Income	(0.4)	—	—	—	(0.4)
Interest Expense	35.8	—	—	(4.2)	31.5
Depreciation & Amortization	69.1	—	—	—	$69.1

Adjusted EBITDA	$414.9	$—	$3.1	$—	$418.1

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2021	2020
	(In thousands)
Current Assets:
Cash and cash equivalents	$33,891	$42,610
Restricted cash and cash equivalents	2,896	3,070
Investments	3,811	3,707
Accounts receivable – trade, net	70,663	153,368
Accounts receivable – other	16,651	22,239
Retainages	51,507	55,172
Contracts in progress	546,595	449,176
Other current assets	47,718	44,256
Total Current Assets	773,732	773,598
Property, Plant and Equipment, Net	1,045,640	816,471
Investments	9,558	9,356
Goodwill	285,502	283,708
Deferred Income Taxes	21,394	49,415
Investments in Unconsolidated Affiliates	85,284	71,806
Intangible Assets	185,551	192,751
Other Assets	94,719	96,398
TOTAL	$2,501,380	$2,293,503

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2021	2020
	(In thousands, except share and per share amounts)
Current Liabilities:
Bank overdraft	$—	$88,694
Accounts payable	189,842	184,392
Accrued employee benefits	71,835	89,740
Accrued liabilities – other	80,998	78,028
Advance billings on contracts	111,619	83,581
Accrued warranty expense	5,321	5,292
Total Current Liabilities	459,615	529,727
Long-Term Debt	1,189,304	862,731
Accumulated Postretirement Benefit Obligation	24,333	25,689
Environmental Liabilities	92,642	84,153
Pension Liability	59,388	144,859
Other Liabilities	38,863	28,576
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,311,985 and 127,009,536 shares at December 31, 2021 and 2020, respectively	1,273	1,270
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	174,288	153,800
Retained earnings	1,775,751	1,549,950
Treasury stock at cost, 35,915,747 and 31,698,747 shares at December 31, 2021 and 2020, respectively	(1,326,280)	(1,095,452)
Accumulated other comprehensive income (loss)	12,143	8,198
Stockholders' Equity – BWX Technologies, Inc.	637,175	617,766
Noncontrolling interest	60	2
Total Stockholders' Equity	637,235	617,768
TOTAL	$2,501,380	$2,293,503

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$591,975	$556,910	$2,124,074	$2,123,516
Costs and Expenses:
Cost of operations	443,644	414,359	1,573,797	1,548,119
Research and development costs	1,568	2,624	11,059	14,189
Losses (gains) on asset disposals and impairments, net	(2,514)	(1,685)	(3,532)	(1,361)
Selling, general and administrative expenses	54,363	60,436	230,400	231,169
Total Costs and Expenses	497,061	475,734	1,811,724	1,792,116
Equity in Income of Investees	7,301	7,905	33,498	27,152
Operating Income	102,215	89,081	345,848	358,552
Other Income (Expense):
Interest income	47	65	416	518
Interest expense	(7,033)	(7,481)	(35,758)	(31,014)
Other – net	51,891	6,097	85,207	34,116
Total Other Income (Expense)	44,905	(1,319)	49,865	3,620
Income before Provision for Income Taxes	147,120	87,762	395,713	362,172
Provision for Income Taxes	30,214	21,777	89,425	82,976
Net Income	$116,906	$65,985	$306,288	$279,196
Net Income Attributable to Noncontrolling Interest	(45)	(243)	(417)	(526)
Net Income Attributable to BWX Technologies, Inc.	$116,861	$65,742	$305,871	$278,670
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$1.27	$0.69	$3.24	$2.92
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$1.26	$0.69	$3.24	$2.91
Shares used in the computation of earnings per share:
Basic	92,179,661	95,475,788	94,278,894	95,457,193
Diluted	92,501,653	95,785,349	94,518,422	95,726,497

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$306,288	$279,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,080	60,674
Income of investees, net of dividends	(13,023)	(2,147)
Provision for deferred taxes	40,091	7,890
Recognition of (gains) losses for pension and postretirement plans	(36,647)	9,548
Stock-based compensation expense	18,613	16,844
Premium for early redemption of senior notes	10,752	—
Recognition of debt issuance costs from former debt instruments	4,212	665
Other, net	1,401	(1,457)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	84,006	(98,302)
Accounts payable	28,795	(1,241)
Retainages	3,875	(8,578)
Contracts in progress and advance billings on contracts	(67,137)	(53,242)
Income taxes	4,116	1,157
Accrued and other current liabilities	(1,991)	6,843
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(69,424)	(29,311)
Other, net	3,019	7,903
NET CASH PROVIDED BY OPERATING ACTIVITIES	386,026	196,442
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(311,052)	(255,027)
Acquisition of businesses	—	(15,905)
Purchases of securities	(4,739)	(4,232)
Sales and maturities of securities	5,553	6,360
Other, net	5,585	3,485
NET CASH USED IN INVESTING ACTIVITIES	(304,653)	(265,319)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,324,300	844,500
Repayments of long-term debt	(999,300)	(794,676)
Premium for early redemption of senior notes	(10,752)	—
Payment of debt issuance costs	(4,838)	(6,803)
Borrowings and repayments of bank overdraft	(88,694)	88,694
Repurchases of common stock	(225,786)	(21,960)
Dividends paid to common shareholders	(79,668)	(72,940)
Exercises of stock options	2,033	2,812
Cash paid for shares withheld to satisfy employee taxes	(5,042)	(5,249)
Other, net	(2,389)	(9,332)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(90,136)	25,046
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	240	(271)
TOTAL (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(8,523)	(44,102)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	48,298	92,400
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,775	$48,298
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$50,840	$38,267
Income taxes (net of refunds)	$44,949	$73,589
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$27,495	$51,492

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$452,570	$425,728	$1,622,598	$1,646,257
Nuclear Power Group	114,460	107,265	407,082	371,269
Nuclear Services Group	32,182	32,693	123,538	136,493
Eliminations	(7,237)	(8,776)	(29,144)	(30,503)
TOTAL	$591,975	$556,910	$2,124,074	$2,123,516

SEGMENT INCOME:
Nuclear Operations Group	$85,756	$81,258	$308,645	$326,049
Nuclear Power Group	22,413	13,218	52,548	51,989
Nuclear Services Group	6,121	8,357	27,932	26,436
Other	(5,015)	(5,636)	(24,333)	(22,309)
SUBTOTAL	109,275	97,197	364,792	382,165
Unallocated Corporate	(7,060)	(8,116)	(18,944)	(23,613)
TOTAL	$102,215	$89,081	$345,848	$358,552

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$11,535	$8,258	$40,514	$33,174
Nuclear Power Group	4,918	4,736	19,774	18,325
Nuclear Services Group	274	212	1,005	1,685
Other	270	295	1,076	645
Corporate	1,607	1,715	6,711	6,845
TOTAL	$18,604	$15,216	$69,080	$60,674

CAPITAL EXPENDITURES:
Nuclear Operations Group	$36,433	$41,954	$143,945	$135,637
Nuclear Power Group	35,130	30,199	153,571	106,596
Nuclear Services Group	445	251	2,940	1,326
Other	—	17	166	252
Corporate	2,388	2,634	10,430	11,216
TOTAL	$74,396	$75,055	$311,052	$255,027

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$4,510,928	$3,659,126	$4,510,928	$3,659,126
Nuclear Power Group	643,866	725,702	643,866	725,702
Nuclear Services Group	21,242	21,000	21,242	21,000
TOTAL	$5,176,036	$4,405,828	$5,176,036	$4,405,828

BOOKINGS:
Nuclear Operations Group	$1,178,575	$473,395	$2,468,998	$786,821
Nuclear Power Group	70,387	106,662	324,468	239,104
Nuclear Services Group	17,952	17,667	100,815	103,023
TOTAL	$1,266,914	$597,724	$2,894,281	$1,128,948

EXHIBIT 2
BWX TECHNOLOGIES, INC.
NEW BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,				Year Ended December 31,
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	2021	2020
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$423,275	$405,497	$417,139	$479,186	$1,725,097	$1,763,127
Commercial Operations	107,398	101,842	83,382	114,460	407,082	371,269
Eliminations	(2,400)	(2,240)	(1,794)	(1,671)	(8,105)	(10,880)
TOTAL	$528,273	$505,099	$498,727	$591,975	$2,124,074	$2,123,516

SEGMENT INCOME:
Government Operations	$78,245	$72,871	$87,542	$90,891	$329,549	$345,250
Commercial Operations	6,294	5,640	4,925	18,384	35,243	36,915
SUBTOTAL	84,539	78,511	92,467	109,275	364,792	382,165
Unallocated Corporate	(2,125)	(4,760)	(4,999)	(7,060)	(18,944)	(23,613)
TOTAL	$82,414	$73,751	$87,468	$102,215	$345,848	$358,552

NON-GAAP SEGMENT INCOME:
Government Operations	$78,245	$72,871	$87,707	$90,891	$329,714	$346,206
Commercial Operations	6,294	5,640	5,244	18,974	36,152	39,168
SUBTOTAL	84,539	78,511	92,951	109,865	365,866	385,374
Unallocated Corporate	(2,125)	(4,760)	(4,719)	(5,265)	(16,869)	(19,046)
TOTAL	$82,414	$73,751	$88,232	$104,600	$348,997	$366,328

DEPRECIATION AND AMORTIZATION:
Government Operations	$9,171	$10,334	$10,928	$12,052	$42,485	$35,398
Commercial Operations	4,917	5,037	4,985	4,945	19,884	18,431
Corporate	1,809	1,724	1,571	1,607	6,711	6,845
TOTAL	$15,897	$17,095	$17,484	$18,604	$69,080	$60,674

CAPITAL EXPENDITURES:
Government Operations	$45,945	$30,073	$34,155	$36,878	$147,051	$137,197
Commercial Operations	53,531	34,364	30,546	35,130	153,571	106,614
Corporate	2,456	3,801	1,785	2,388	10,430	11,216
TOTAL	$101,932	$68,238	$66,486	$74,396	$311,052	$255,027

BACKLOG:
Government Operations	$4,495,617	$4,174,767	$3,813,289	$4,532,170	$4,532,170	$3,680,126
Commercial Operations	697,169	674,287	687,806	643,866	643,866	725,702
TOTAL	$5,192,786	$4,849,054	$4,501,095	$5,176,036	$5,176,036	$4,405,828

BOOKINGS:
Government Operations	$1,236,546	$82,751	$53,989	$1,196,527	$2,569,813	$889,844
Commercial Operations	78,685	78,616	96,780	70,387	324,468	239,104
TOTAL	$1,315,231	$161,367	$150,769	$1,266,914	$2,894,281	$1,128,948